Exhibit 10.2

FIRST AMENDMENT TO THE LEAR CORPORATION
ANNUAL INCENTIVE PLAN
(Amended and Restated as of January 1, 2014)

THIS FIRST AMENDMENT to the Lear Corporation Annual Incentive Plan (Amended and Restated as of January 1, 2014) (the “Plan”) was approved on February 9, 2017 by the Compensation Committee of the Board of Directors of Lear Corporation, pursuant to the authority reserved to it under Article 6 of the Plan, effective February 9, 2017.

WITNESSETH THAT:

1.
The phrase “the senior Human Resources executive” is hereby replaced with the phrase “the Company’s Chief Executive Officer” wherever the former phrase appears in Article 3 (Participation), Section 4.4 (Bonus), Section 4.6 (Eligibility for Payments), Section 5.1 (General Administration), and Section 7.3 (Participant’s Rights).

2.
The phrase “the senior Human Resources executive’s” is hereby replaced with the phrase “the Company’s Chief Executive Officer’s (or his or her designee’s)” where the former phrase appears in Section 4.5(a).

3.
The phrase “(or his or her designee”) shall be inserted immediately following the phrase “the Company’s Chief Executive Officer” wherever the former phrase does not already appear in Section 4.4 (Bonus) and Section 7.3 (Participant’s Rights), as amended in Part 1 above.

4.
The phrase “or his or her designee” shall be inserted immediately following the phrase “the Company’s Chief Executive Officer” wherever the former phrase does not already appear in Section 4.6 (Eligibility for Payments), as amended in Part 1 above.

5.	The first sentence of Section 4.1 is hereby deleted in its entirety and replaced with the following:

“The Committee (with respect to the Participants who are Corporate Officers) and the Company’s Chief Executive Officer or his or her designee (with respect to the Participants who are not Corporate Officers) shall establish written, objective performance goals for a Performance Period not later than 90 days after the beginning of the Performance Period (but not after more than 25% of the Performance Period has elapsed).”

6.
The phrase “or the Company’s Chief Executive Officer or his or her designee, as applicable,” shall be inserted immediately following the phrase “The Committee” wherever the former phrase appears in Section 4.2.

Exhibit 10.2

7.	Section 4.3 is hereby deleted in its entirety and replaced with the following:

“(a)
Within a reasonable time after the close of a Performance Period, the Committee shall determine whether the objective performance goals established for that Performance Period have been met, with respect to the respective Corporate Officers. If the objective performance goals and any other material terms established by the Committee have been met by a Corporate Officer, the Committee shall so certify such determination in writing with respect to such Corporate Officer before the applicable Bonus is paid pursuant to Section 4.5.

(b)
Within a reasonable time after the close of a Performance Period, the Company’s Chief Executive Officer or his or her designee shall determine whether the objective performance goals established for the Performance Period have been met, or are reasonably likely to be met, with respect to the respective Participants who are not Corporate Officers. If the objective performance goals and any other material terms established by the Chief Executive Officer or his or her designee have been met or are reasonably likely to be met by a Participant who is not a Corporate Officer, the Company’s Chief Executive Officer or his or her designee shall so certify such determination in writing with respect to such Participant before the applicable Bonus is paid pursuant to Section 4.5.”

8.	The third sentence of Section 4.4 is hereby deleted in its entirety and replaced with the following:

“For any Performance Period, however, (i) the Company’s Chief Executive Officer or his or her designee shall retain the discretion to increase or decrease the amount of, or eliminate entirely, the Bonus to one or more Participants who are not Corporate Officers based on his or her review of the objective performance goals for each Participant pursuant to Section 4.3 and the individual performance of such Participant, and (ii) the Committee may reduce (but shall not increase) the amount of, or eliminate entirely, the Bonus to any Participant who is a Corporate Officer based on its review of the objective performance goals for each Participant pursuant to Section 4.3 and the individual performance of such Participant. Notwithstanding the foregoing, (A) to the extent that (1) the objective performance goals for any Performance Period established by the Company’s Chief Executive Officer or his or her designee under Section 4.1 with respect to Participants who are not Corporate Officers vary from those goals set by the Committee for the Corporate Officers for the same Performance Period, or (2) the objective performance goals for any Performance Period established by the Company’s Chief Executive Officer or his or her designee under Section 4.1 with respect to Participants who are not Corporate Officers are the same as those goals set by the Committee for the Corporate Officers for the same Performance Period, and the discretion under clause (i) of the previous sentence is exercised to increase the Bonus payable to any one or more Participants who are not Corporate Officers, then (B) the aggregate Bonuses payable to all Participants (including Corporate Officers) with respect to such Performance Period shall not exceed the aggregate amount that would have been payable as Bonuses to all Participants had the objective performance goals set for such Performance Period by the Committee for the Corporate Officers been applicable to all Participants (including Participants who are not Corporate Officers).”

9.	Except to the extent hereby amended, the Plan shall remain in full force and effect.